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PRESS ANNOUNCEMENT
DATE:           OCTOBER 18, 2006
CONTACT:        C. KEITH SWANEY
                (440)248-7171

PVF CAPITAL CORP. ANNOUNCES QUARTERLY EARNINGS AND CASH DIVIDEND

PVF Capital Corp., the parent company of Park View Federal Savings Bank, announced earnings of $1,563,000 or $0.20 basic earnings per share and $0.20 diluted earnings per share for the quarter ended September 30, 2006 as compared to earnings of $1,352,000 or $0.18 basic earnings per share and $0.17 diluted earnings per share for the prior year comparable period.

As of September 30, 2006, PVF Capital Corp. reported assets of $912.4 million, an increase of $6.3 million or 0.7% from the fiscal year ended June 30, 2006. Total stockholders' equity of PVF Capital Corp. was $70.0 million at September 30, 2006. Annualized return on assets and return on equity were 0.69% and 9.00%, respectively, for the three months ended September 30, 2006.

On September 26, 2006, the Board of Directors of PVF Capital Corp. declared a quarterly cash dividend on the Company's outstanding common stock. The cash dividend will be in the amount of $0.074 per share and will be payable on November 6, 2006 to the stockholders of record at the close of business on October 23, 2006.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s, common stock trades on the NASDAQ Small-Cap market under the symbol PVFC.

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PVF CAPITAL CORP.
                                                                                                                  30000 Aurora Road
                                                                                                                  Solon, OH 44139
                                                                                                                  (440) 248-7171

                         Summary of Financial Highlights

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)

     (Dollars in thousands)                                      SEPTEMBER 30,                      JUNE 30,
                                                                     2006                             2006
                                                                 -------------                   --------------
ASSETS
--------
       Cash and cash equivalents                                    $ 23,560                        $ 19,738
       Investment securities                                          58,000                          58,000
       Loans receivable                                              738,930                         736,065
       Loans receivable held for sale                                 11,099                          10,698
       Mortgage-backed securities                                     26,749                          27,578
       Other assets                                                   54,041                          54,002
                                                                   ---------                       ---------
          Total Assets                                              $912,379                        $906,081
                                                                   =========                       =========

LIABILITIES
-----------
       Deposits                                                     $666,792                        $656,864
       Borrowed money                                                154,000                         156,773
       Other liabilities                                              21,592                          23,471
                                                                   ---------                       ---------
          Total Liabilities                                          842,384                         837,108
                                                                   ---------                       ---------

          Total Stockholders' Equity                                  69,995                          68,973
                                                                   ---------                       ---------
          Total Liabilities and Stockholders' Equity                $912,379                        $906,081
                                                                   =========                       =========

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                               THREE MONTHS ENDED
     (Dollars in thousands except per share data)                                 SEPTEMBER 30,
                                                                 ----------------------------------------------
                                                                      2006                            2005
                                                                 ----------------------------------------------
    Interest income                                                 $ 15,559                        $ 12,583
    Interest expense                                                   8,917                           6,048
                                                                      ------                          ------
    Net interest income                                                6,642                           6,535
           Provision for loan losses                                    (160)                             37
                                                                   ---------                       ---------
    Net interest income after provision for loan losses                6,802                           6,498
    Total noninterest income                                             946                             779
    Total noninterest expense                                          5,471                           5,374
                                                                   ---------                       ---------
    Income before federal income tax provision                         2,277                           1,903
            Federal income tax provision                                 714                             551
                                                                   ---------                       ---------
    Net income                                                      $  1,563                        $  1,352
                                                                   =========                       =========
    BASIC EARNINGS PER SHARE                                        $   0.20                        $   0.18
                                                                   =========                       =========
    DILUTED EARNINGS PER SHARE                                      $   0.20                        $   0.17
                                                                   =========                       =========
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